UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2022

DIFFUSION PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 East Main Street, Suite 201 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DFFN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

On March 18, 2022, Diffusion Pharmaceuticals Inc., a Delaware corporation (the “Company,” “we,” or “us”), entered into Subscription Agreements (each a “Subscription Agreement”) with Robert J. Cobuzzi, Jr., Ph.D., its President & Chief Executive Officer, and William R. Elder, its General Counsel & Corporate Secretary, both of whom are accredited investors, pursuant to which the Company agreed to issue and sell in a private placement (the “Offering”), 10,000 shares of the Company’s newly-created Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at an offering price of $0.50 per share, representing 100% of the stated value per share of the Series C Preferred Stock, for aggregate gross proceeds of approximately $5,000, which will be used for general corporate purposes. The shares of Series C Preferred Stock are convertible into 10,000 shares of common stock (subject, in certain circumstances, to customary adjustments) at a conversion price of $0.50 per share, representing a premium of approximately 93% over the closing price of our common stock reported by Nasdaq on March 17, 2022. The Subscription Agreement also contains customary representations, warranties, and conditions. The closing of the Offering is expected to occur on March 18, 2022.

New Special Meeting

Also on March 18, 2022, the Company’s board of directors (the “Board”) cancelled its previously announced special meeting of stockholders previously scheduled for 9:00 a.m. (Eastern Time) on April 14, 2022 (the “Old Special Meeting”) as described in more detail in its definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2022.

The Company intends to call a new special meeting of stockholders (the “New Special Meeting”) at which we will seek stockholder approval of an amendment (the “Amendment”) to the Company’s Certificate of Incorporation, as amended (the “Charter”), to effect the reclassification and combination of all shares of common stock outstanding at a ratio of not less than one-for-two and not greater than one-for-50 (the “Reverse Stock Split”), with the final decision of whether to proceed with the Reverse Stock Split, the effective time of the Reverse Stock Split, and the exact ratio of the Reverse Stock Split to be determined by the Board, in its discretion, at any time prior to December 31, 2022. As described in more detail below, the holders of the Series C Preferred Stock are required to vote their shares of Series C Preferred Stock in a manner that “mirrors” the proportions of “For” and “Against” votes cast by the holders of the Company’s common stock are voted on the Amendment (excluding, for the avoidance of doubt, any shares of common stock that are not voted). Pursuant to the Charter, the affirmative vote of a majority of the votes entitled to be cast by the holders of our capital stock entitled to vote is required to approve the Amendment. Since the Series C Preferred Stock will mirror only votes cast, abstentions or broker non-votes by common stockholders – which would ordinarily have the effect of an “Against” vote – will not have any effect on the outcome of the vote.

The Company will announce when a new record date and meeting date have been established by the Board for the New Special Meeting by filing of a proxy statement (the “New Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”). The New Proxy Statement will also include further details regarding the affect of the Series C Preferred Stock “mirrored” voting feature with respect to the proposals to be voted on by stockholders at the New Special Meeting.

Series C Preferred Stock Terms

Also on March 18, 2022, in connection with the Offering, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of the State of Delaware designating the rights, preferences, and limitations of the shares of the Series C Preferred Stock. The Certificates of Designation provides, among other things, that the Series C Preferred Stock will have no voting rights, other than the right to vote as a class on certain specified matters, except that (i) each share of Series C Preferred Stock will be counted on an as converted basis, together with the Company’s common stock as a single class, for purposes of determining the presence of a quorum at any meeting at which holders are asked to vote on matters related to the Reverse Stock Split or the Amendment, and (ii) each share of Series C Preferred Stock will have the right to cast 80,000 votes per share of Series C Preferred Stock on the Reverse Stock Split on a “mirrored” basis. This means that the holders of the Series C Preferred Stock are required to vote their shares in a manner that “mirrors” the proportions of “For” and “Against” votes cast by the holders of the Company’s common stock are voted on the Amendment (excluding, for the avoidance of doubt, any shares of common stock that are not voted).

The holders of Series C Preferred Stock will be entitled to dividends, on an as converted basis, equal to dividends actually paid, if any, on shares of common stock and participate in any liquidation of the Company on an as converted basis. The Series C Preferred Stock is convertible into shares of common stock at a rate of $0.50 per share of common stock, representing a premium of approximately 93% over the closing price of our common stock reported by Nasdaq on March 17, 2022. The conversion price is subject to customary adjustments pursuant to the Certificate of Designation for stock dividends and stock splits, subsequent rights offerings, pro rata distributions of dividends and certain other events. The Series C Preferred Stock can be converted at the option of the holder or the Company at any time after the Company has received stockholder approval for the Reverse Stock Split (the “Reverse Stock Split Date”). The Company may also force the conversion of the Series C Preferred Stock in the event of a change of control transaction that occurs prior to the Reverse Stock Split Date.

The Series C Preferred Stock are not redeemable at any time, do not provide for the payment of any liquidated damages, and are not subject to any beneficial ownership limitations.

The foregoing summaries of the Certificate of Designation and the Subscription Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the copies of such documents attached as Exhibits 3.1 and 10.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The representations, warranties, and covenants contained in the Subscription Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to limitations agreed upon by the contracting parties. Accordingly, the Subscription Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Subscription Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02. Unregistered Sales of Equity Securities

Information required by Item 3.02 of Form 8-K included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

Information required by Item 3.03 of Form 8-K included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 18, 2022, the board of directors (the “Board”) of Diffusion Pharmaceuticals Inc. (the “Company,” “we,” or “us”) approved an amendment to Section 2.6 of the Company’s bylaws (as amended from time to time, the “Bylaws”) providing that the presence, in person or by proxy duly authorized, of the holders of 33.4% of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business at any meeting of our stockholders (the “Bylaw Amendment”). The Bylaws previously required the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote.

The Board based its decision on, among other things, the increasing prevalence of brokerage firms opting to forego discretionary or proportionate voting of the shares held by them in street name, which is making it increasingly difficult for companies with a large retail stockholder base to obtain a quorum of the majority. We believe the change to the quorum requirement for stockholder meetings will improve the Company’s ability to hold stockholder meetings when called and transact necessary business without unnecessary cost and delay, while also maintaining a level high enough to ensure that a broad range of our stockholders are represented at the meeting.

The foregoing summary of the Bylaw Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the copy of the Bylaw Amendment attached as Exhibit 3.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01 Other Events.

On March 18, 2022, the Company announced that it has cancelled the Old Special Meeting and intends to call the New Special Meeting, at which it will seek approval of the Reverse Stock Split. The Company will announce when a new record date and meeting date have been established by the Board for the New Special Meeting by filing of a proxy statement with the SEC.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights, and Limitations of Series C Convertible Preferred Stock
3.2	Amendment to the Bylaws, as amended, of Diffusion Pharmaceuticals Inc., effective March 18, 2022
10.1	Form of Subscription Agreement between Diffusion Pharmaceuticals Inc. and the investors named therein, dated March 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2022	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ William Elder
	Name:	William Elder
	Title:	General Counsel & Corporate Secretary